Exhibit 99.1

FOR IMMEDIATE RELEASE

Agilysys Announces $35 Million Convertible Preferred Investment by MAK Capital

Strengthened Balance Sheet Provides Ability to Execute Strategic Objectives While Navigating Current Economic Environment

ALPHARETTA, GA. — May 11, 2020 — Agilysys, Inc. (Nasdaq: AGYS), a leading global provider of next-generation hospitality software solutions and services, today announced a $35 million investment from MAK Capital One, LLC (“MAK Capital”), a leading investment management firm that has been a significant shareholder of the Company since 2007. Michael Kaufman, the Chairman of the Board of Directors of Agilysys, is the Chief Executive Officer of MAK Capital.

“We are pleased to expand our relationship with MAK Capital as we look to best position our business and fortify our balance sheet during this period of uncertainty,” said Ramesh Srinivasan, Agilysys’ President and Chief Executive Officer. “This investment will provide us the necessary capital to reinforce product and customer service focus and increase our competitive advantage as we manage through the current economic environment. We remain confident in our strategic plan and long-term prospects and believe this investment will permit us to carry forward our innovation and other growth initiatives.”

Michael Kaufman, the Chairman of the Board of Directors of Agilysys and the Chief Executive Officer of MAK Capital said “We are excited to extend our partnership with Agilysys. This additional capital significantly strengthens the Company’s financial profile and enables management to execute against strategic objectives.”

MAK Capital will purchase $35 million of convertible preferred stock that carries a 5.25% dividend, which will be payable in cash or in-kind for up to 50% of any dividend payment, at Agilysys’ election. The preferred stock will be convertible into shares of Agilysys common stock at a conversion price of $20.1676 per share, representing a premium of 15% to Agilysys thirty-trading day volume-weighted average price (VWAP). On an as-converted basis, together with MAK Capital’s existing common shares of Agilysys, MAK Capital will now own approximately 16.28% of pro forma common shares outstanding. The completion of the transaction is subject to customary closing conditions and will not occur prior to May 22, 2020, unless otherwise agreed by the parties.

Agilysys will file a Form 8-K with the Securities and Exchange Commission containing additional information regarding the terms of the convertible preferred stock.

Transaction Committee

A special transaction committee of independent directors (the “Transaction Committee”) was established by the Board of Directors of Agilysys to review, evaluate and consider the proposed terms of the convertible preferred investment, as well as other alternatives available to the Company, and determine if the convertible preferred investment is in the best interests of the Company and its shareholders. Following an evaluation of the convertible preferred investment proposal and other potential financing alternatives, the Transaction Committee concluded that the convertible preferred investment was in the best interests of the Company and its shareholders. Accordingly, the Transaction Committee and its financial and legal advisors engaged in extensive negotiations with MAK Capital with respect to various aspects of the investment, including the proposed pricing. Having received the unanimous recommendation of the Transaction Committee, the Board of Directors of Agilysys (excluding Michael Kaufman, who did not participate in deliberations) determined that the convertible preferred investment is in the best interests of the Company and its shareholders.  Ramesh Srinivasan, Agilysys’ President and Chief Executive Officer, was not involved in the deliberations, but was involved in the confirmatory vote.

Advisors

J. Wood Capital Advisors LLC acted as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Agilysys. MAK Capital was advised by Akin Gump Strauss Hauer & Feld LLP.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the effect of the investment on our business and financial position and our ability to increase our competitive advantage and to carry forward our innovation and other growth initiatives.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risk that the offering may be delayed or may not occur due to the failure to satisfy customary closing conditions related to the offering; the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise

About Agilysys

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative guest-centric technology solutions for gaming, hotels, resorts and cruise, corporate foodservice management, restaurants, universities, healthcare, and sports and entertainment. Agilysys offers the most comprehensive software solutions in the industry, including point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications, to manage the entire guest journey. Agilysys is known for its leadership in hospitality, its broad product offerings and its customer-centric service. Some of the largest hospitality companies around the world use Agilysys solutions to help improve guest loyalty, drive revenue growth and increase operational efficiencies. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA.

For more information, visit www.agilysys.com.

About MAK Capital

MAK Capital One, LLC is a New York based investment management firm established in 2002 by its founder, owner and Chief Executive Officer Michael A. Kaufman.  The firm manages both a multi-strategy hedge fund and a private equity style distressed drawdown fund.  MAK takes a long-term investment approach and invests in a wide range of securities and financial instruments including, but not limited to, equity and debt securities including preferred and convertible securities, bank and high-yield debt, ownership stakes in small-capitalization companies, commodities, currencies, options, swaps, investment partnerships, warrants, futures and other derivative financial instruments.

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PR Contacts:

Media: Robert Shecterle, Agilysys, Inc., 770-810-6046, robert.shecterle@agilysys.com

Investors: Dave Wood, Agilysys, Inc., 770-810-7920, dave.wood@agilysys.com

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